                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant toss.240.14a-12


FRISBY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------
Name of Person(s) Filing Proxy Statement if Other than Registrant

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------------
(5) Total fee paid:

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[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

    -------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------------------------------
(3) Filing Party:

    -------------------------------------------------------------------------
(4) Date Filed:

    -------------------------------------------------------------------------

[FRISBY TECHNOLOGIES, INC. LETTERHEAD]

May 9, 2002



Dear Frisby Technologies Stockholder:

         You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Frisby Technologies, Inc., which will be held on June 18, 2002 at 9:00 a.m. at the Greensboro Airport Marriott Hotel in Greensboro, North Carolina.

         As outlined in the following Notice of Annual Meeting of Stockholders and Proxy Statement, at the Annual Meeting you will be asked to elect directors, to approve certain amendments to the Company's Amended and Restated 1998 Stock Option Plan and to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for 2002.

         Whether you plan to come to the Annual Meeting or not, your representation and vote are important. Please complete, date, sign and return the enclosed proxy card promptly.

         We look forward to seeing you at the meeting.



Very truly yours,

/s/ Gregory S. Frisby

Gregory S. Frisby
Chairman of the Board
and Chief Executive Officer

                            FRISBY TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 18, 2002

Dear Stockholder:

         You are cordially invited to attend the 2002 Annual Meeting of Stockholders (together with any adjournment thereof, the "Annual Meeting") of Frisby Technologies, Inc. (the "Company" or "Frisby") which will be held on Tuesday June 18, 2002 at the Greensboro Airport Marriott, One Marriott Drive, Greensboro, North Carolina at 9:00 a.m.

         At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

         1. Election of seven Directors to hold office until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

         2. Approval of amendments to the Company's Amended and Restated 1998 Stock Option Plan (as proposed to be further amended and restated effective June 18, 2002, the "Plan") to (i) increase the number of shares of Common Stock reserved and available for distribution under the Plan from 1,250,000 to 2,000,000 and (ii) modify the eligibility provisions under the Plan;

         3. Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2002; and

         4.       Any other business that may properly come before the Annual
                  Meeting.

         Only stockholders of record at the close of business on the record date of April 22, 2002 are entitled to vote their shares at the Annual Meeting. It is important that your shares of Common Stock be represented at the Annual Meeting so that the presence of a quorum can be assured. A list of stockholders entitled to vote will be available for inspection during regular business hours at the executive offices of the Company at 3195 Centre Park Blvd., Winston-Salem, NC 27107 for 10 days prior to the Annual Meeting.

         Your vote is important. A proxy card is enclosed for the convenience of those stockholders who do not plan to attend the Annual Meeting in person but desire to have their shares voted. If you do not plan to attend the Annual Meeting, please complete and return the proxy card as soon as possible in the envelope provided for that purpose. If you return your card and later decide to attend the Annual Meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

                                           By Order of the Board of Directors

                                           /s/ Gregory S. Frisby

                                           Gregory S. Frisby
                                           Chairman of the Board
                                           and Chief Executive Officer


Winston-Salem, North Carolina
May 9, 2002

                            FRISBY TECHNOLOGIES, INC.
                           3195 CENTRE PARK BOULEVARD
                       WINSTON-SALEM, NORTH CAROLINA 27107


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 18, 2002


                                     GENERAL

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frisby Technologies, Inc. (the "Company" or "Frisby") for use at the Company's Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting" or the "meeting") to be held on June 18, 2002 at the Greensboro Airport Marriott, One Marriott Drive, Greensboro, North Carolina at 9:00 a.m. This proxy statement and the accompanying materials are being mailed to the Company's stockholders beginning on or about May 9, 2002.

         This solicitation is being made by mail and may be made in person or by fax, telephone or Internet by the Company's officers or employees. The Company will pay all expenses incurred in this solicitation. Frisby will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

         The accompanying proxy is for use at the meeting if a stockholder either will be unable to attend in person or will attend but wishes to vote by proxy. The proxy may be revoked by the stockholder at any time before it is exercised by filing with Frisby's corporate secretary an instrument revoking it, filing a duly executed proxy bearing a later date or by attending the meeting and electing to vote in person. All shares of the Company's Common Stock ("Common Stock") represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES FOR DIRECTOR NAMED HEREIN (OR THEIR SUBSTITUTES) AND FOR PROPOSALS 2 AND 3.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date constitutes a quorum for purposes of conducting business at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions and non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries ("broker non-votes") will be counted in determining the existence of a quorum.

         April 22, 2002 has been fixed as the record date for determining holders of Common Stock entitled to notice of and to vote at the meeting. Each share of our Common Stock issued and outstanding on April 22, 2002 is entitled to one vote on all proposals at the meeting. At the close of business on April 22, 2002, there were 8,860,522 shares of Common Stock outstanding and entitled to vote.

         Assuming the existence of a quorum at the Annual Meeting, the vote required to approve each proposal is set forth below:

o        Proposal 1, "Election of Directors"   A plurality of the votes cast by
                                               the holders of shares of Common
                                               Stock;

o        Proposals 2 and 3 and any other       Affirmative vote of a majority of
         matters to come before the Annual     the shares of Common Stock
         Meeting                               present in person or by proxy at
                                               the Annual Meeting and entitled
                                               to vote.

         Because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions will have the same effect as negative votes for Proposals 2 and 3 but will have no effect on Proposal 1. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter will not be included for purposes of determining whether stockholder approval of such matter has been obtained.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Under Frisby's certificate of incorporation and bylaws, the Board of Directors shall consist of not less than three or more than ten members, as determined by the Board from time to time. The Board has determined that the number of Directors within the range shall be eight, as to which there is currently one vacancy. Assuming the election of the nominees for Director named in the proxy statement, there will be one vacancy that the Board may fill, pursuant to Frisby's certificate of incorporation, following identification of a qualified nominee. Proxies will not be voted for a greater number of persons than the number of nominees named. Directors are elected annually to serve for one-year terms until the next annual meeting of stockholders and until their successors are duly elected and qualified. Each nominee presently serves as Director and has consented to being named in the proxy statement and to serve if elected. The Company intends that the proxyholders named in the accompanying form of proxy will vote to elect the seven nominees listed below as Directors, unless the authority to vote is withheld. Although the Company expects that each of the nominees will be available for election, if any vacancy in the slate of nominees occurs, Frisby expects that shares of Common Stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by the Board of Directors (or to reduce the number of persons to be elected by the number of individuals unable to serve).

INFORMATION CONCERNING NOMINEES FOR ELECTION

         Certain information as to each of the nominees for election as Director is set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to the Company by the nominees.

         The nominees for Directors of the Company, their ages and professional backgrounds are as follows:

NAME                    AGE      POSITION
----                    ---      --------

Gregory S. Frisby        42      Chairman of the Board of Directors and
                                 Chief Executive Officer

Duncan R. Russell        52      Director, President and Chief Operating Officer

Jeffry D. Frisby         45      Director

Alexander Rosenzweig     53      Director

Robert E. Gregory        59      Director

Carlo Tunioli            49      Director

Robert C. Grayson        57      Director

         Gregory S. Frisby has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in 1989. From 1991 to 1997, Mr. Frisby was also the Chief Executive Officer of Frisby Aerospace, a company engaged in the business of developing hydraulic sub-systems for the aerospace industry. He has also served on various boards, advisory panels and task forces on technology, capital, growth and privatization issues at the regional, state and federal levels. He received his Bachelor of Science degree in Business Administration from Wake Forest University in 1981. Frisby has received numerous business and industry honors including the Entrepreneur of the Year Award in two states and has been named as one of Sports Trend magazine's 'ST25', a list of the most influential people in the sporting goods industry. He is the brother of Jeffry D. Frisby.

         Duncan R. Russell became the President and Chief Operating Officer and a member of the Company's Board of Directors in June 2000. He had served as the Vice President of Sales and Marketing of the Company from December 1999 until June 2000 and as the Director of Global Brand Strategy since December 1998. Mr. Russell, who prior to joining the Company had been at 3M since 1973, helped lead a doubling of 3M's Thinsulate(TM) brand sales from 1991 to 1998. Thinsulate(TM) is the world's number one recognized brand of thermal insulation for apparel, accessories and footwear. He served most recently as Marketing Operations and International Manager of the Insulation Products Division at 3M. He is also the holder of two U.S. and international patents for insulating products. In addition, Mr. Russell was recently elected to the board of directors of the Outdoor Recreation Coalition of America (ORCA), the trade association for the $5.5 billion outdoor industry. He received his Bachelor of Science degree in Business Administration from Northeastern University in 1972 and MBA from Hofstra University in 1980.

         Jeffry D. Frisby has served as a Director of the Company since 1997. From 1986 to the present, Jeffry D. Frisby has been the President of Frisby Aerospace, A Triumph Group Company. Jeffry D. Frisby also serves on the Board of Visitors of the Calloway School of Business and Accountancy at Wake Forest University, and is a past member of the Industrial Advisory Board of the American Society of Mechanical Engineers. He received his Bachelor of Science degree in Business Administration from Wake Forest University in 1977. He is the brother of Gregory S. Frisby.

         Alexander Rosenzweig has served as a Director of the Company since September 2001. Mr. Rosenzweig is presently vice president and chief legal officer of Pirelli North America, Inc., a holding company for The Pirelli Group's tire, power cable and fiber optic cable industrial operations in the U.S. Mr. Rosenzweig brings to Frisby's board more than 22 years of industrial markets experience, the last 18 years within Pirelli. At Pirelli, Mr. Rosenzweig is also a member of Pirelli North America's Board of Directors. He received his Bachelor's degree from City College of the City University of New York in 1971 and his Juris Doctor degree from Columbia University School of Law in 1974.

         Robert E. Gregory has served as a Director of the Company since December 2001. Currently, he is a business partner for the Los Angeles-based Aurora Capital Group, a private equity group that invests primarily in medium-sized industrial companies. Mr. Gregory is a long-time textile industry veteran and has held top management positions at Spartan Mills and Vanity Fair
(VF) Corp, where he served as president and chief operating officer from 1982 to 1991. From 1995 to 1999, Mr. Gregory was the chairman and chief executive officer of London Fog, Inc. He received his Bachelor's degree from Wofford College and his Juris Doctor degree from The University of South Carolina. Mr. Gregory currently serves as Chairman of the Company's Audit Committee.

         Carlo Tunioli has served on the Board since April 2002. Mr. Tunioli has over twenty years experience in the fashion apparel industry and has been the President of Fin.part USA since September 2001. From 1989 to 2001, he worked for Benetton Group S.p.A., most recently as Executive Vice President of Benetton USA. Prior to joining Benetton, Mr. Tunioli worked for Esprit de Corp from 1983 to 1989. Mr. Tunioli received his Political Sciences degree from the University of Milan.

         Robert C. Grayson has served as a Director of the Company since 1998. Mr. Grayson is President of Robert C. Grayson & Associates, Inc. and Vice Chairman of Berglass-Grayson, consulting firms. From 1992 to 1996, Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men's sportswear and boys wear, and later accepted titles of Chairman of Tommy Hilfiger Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp. From 1970 to 1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1982 to 1985. Mr. Grayson currently serves on the boards of directors of Ann Taylor and Kenneth Cole. Mr. Grayson currently serves as Chairman of the Company's Compensation Committee.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN. PROXIES WILL BE VOTED FOR THE NOMINEES NOMINATED BY THE BOARD OF DIRECTORS UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

            ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has a standing Compensation Committee and Audit Committee. The Board does not have a nominating committee and the Board performs the functions that such committee would otherwise perform. Stockholders may nominate candidates for election to the Board, provided that written notice of intent to make such nomination is submitted in accordance with applicable procedures. See "Stockholder Proposals," below.

         The Compensation Committee currently consists of Messrs. Grayson (Chair) and Jeffry D. Frisby. The Compensation Committee makes recommendations to the Board of Directors related to the salary and incentive compensation for the Company's Chief Executive Officer and, based on recommendations from the Chief Executive Officer and the President and Chief Operating Officer, for each of the Company's other executive officers and key employees. The Compensation Committee also administers the Company's employee stock incentive plans, subject to Board approval of stock-based awards granted to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee currently consists of Messrs. Gregory (Chair), Rosenzweig and Jeffry D. Frisby. The Audit Committee makes recommendations to the Board of Directors concerning the Company's independent accountants, reviews the results and scope of the audit and other accounting-related services, and reviews and evaluates the Company's internal control functions. Messrs. Gregory and Rosenzweig are independent under NASDAQ rules. Although Mr. Frisby is not independent under NASDAQ rules because he is the brother of Gregory S. Frisby, the Company's Chairman and Chief Executive Officer, the Board of Directors believes that his service on the Audit Committee is in the best interests of the Company and its stockholders because of the extent of his knowledge and experience in financial and business matters.

MEETINGS

         The Board of Directors held seven meetings during fiscal year 2001. The Compensation Committee held one meeting in fiscal year 2001, and the Audit Committee held one meeting in fiscal year 2001 and two meetings in early 2002 concerning fiscal year 2001. All members of the Board of Directors attended at least 75% of the aggregate of all of the meetings of the Board of Directors and of each committee on which such member served during fiscal year 2001.

DIRECTOR COMPENSATION

         Directors of the Company currently receive no cash fees or retainers for service on the Board of Directors. Each non-employee Director (other than Jeffry D. Frisby -- see "Proposal 2," below) receives an annual option grant to purchase 7,500 shares of Common Stock. The options have an exercise price equal to the fair market value of the Common Stock at the time of grant, have an option term of five to ten years and vest fully on the first anniversary date of the grant. Members of the Board who are employees of the Company are not eligible for the annual option grants. Options for the fiscal year ended December 31, 2001 have not yet been granted. Directors also are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board and Board committees.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is comprised of three directors, a majority of whom are considered independent under applicable NASDAQ standards. See "Additional Information Concerning the Board of Directors -- Committees of the Board of Directors," above. The Committee operates under a written charter adopted by the Board in December 1998 and amended and restated effective May 2000.

         As noted above, the primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. The Audit Committee annually reviews and recommends to the Board the selection of the Company's independent accountants, subject to stockholder ratification.

         Management is responsible for preparing the Company's financial statements. The independent accountants are responsible for performing an independent audit of the Company's audited financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as currently in effect.

         The Company's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as currently in effect, and the Committee discussed with the independent accountants that firm's independence.

         Based on the above discussions and review with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Commission.

         Respectfully submitted by the Audit Committee of the Board of
Directors:

AUDIT COMMITTEE

Robert E. Gregory (Chair)
Alexander Rosenzweig
Jeffry D. Frisby


                    INFORMATION CONCERNING EXECUTIVE OFFICERS

         Certain information as to executive officers of the Company not identified above is set forth below. Executive officers are appointed by and serve at the pleasure of the Board. The information appearing below and certain information regarding beneficial ownership of securities by such executive officers contained in this proxy statement has been furnished to the Company by the executive officers.

         John L. Ruggiero has been the Chief Financial Officer and Treasurer of the Company since November 2000 and also serves as the Treasurer of Schoeller Frisby Technologies GmbH, a joint venture controlled by the Company. He previously served as a senior financial executive for publicly traded and private companies in the direct marketing, publishing, distribution and manufacturing industries. From 1998 to 2000, Mr. Ruggiero was the vice president and chief financial officer for g. Neil Companies, a catalog marketer of human resource-related tools and materials. From 1996 until 1998, he was chief financial and administrative officer of McKenzie Sports Products Inc., a leading manufacturer and marketer of foam products for the sporting goods industry. His career also includes 17 years at Grolier Inc., a global publisher and direct marketer of children's books, reference materials and interactive products, most recently as the vice president of finance and administration of its direct marketing group. He received his Bachelor's degree in Public Accounting from Hofstra University in 1972 and is a Certified Public Accountant.

         Douglas J. McCrosson has been the Vice President - Business Development and Secretary of the Company since 1997. Mr. McCrosson became the Vice President of Technical Operations of the Company in 1997 and from 1992 through 1997, he was the Group Director responsible for all of the Company's thermal product development programs. He serves on the Board of Managers of Schoeller Frisby Technologies GmbH, and he is on the Board of Directors of LIFT, a not-for-profit organization engaged in providing technology-based companies with engineering and business development services. Mr. McCrosson received his Bachelor of Science degree in Mechanical Engineering from the State University of New York at Buffalo and his Masters of Science degree in Management from Polytechnic University.

                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each of the Company's most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the three fiscal years ended December 31, 2001, 2000 and 1999:


                           SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                                                                             Compensation
                                               Annual Compensation             Awards
                                          -----------------------------  ------------------
                                                         Other Annual        Securities            All Other
Name and Principal Position        Year   Salary ($)   Compensation ($)  Underlying Options   Compensation ($) (1)
---------------------------        ----   ----------   ----------------  ------------------   --------------------
Gregory S. Frisby                  2001    $181,539             --            44,000 (2)             $3,231
   Chief Executive Officer and     2000     210,000             --            54,000 (2)              5,122
   Chairman of the Board           1999     220,000             --                --                  4,800


Duncan R. Russell                  2001    $135,000             --            44,000                     --
   President and                   2000     126,200             --           276,000                     --
   Chief Operating Officer         1999     115,000        $46,900(3)          6,000                     --




John L. Ruggiero                   2001    $130,000             --             2,500                 $1,086
   Chief Financial Officer and     2000      17,500(4)          --            60,000                     --
   Treasurer                       1999          --             --                --                     --


Douglas J. McCrosson               2001    $ 96,200             --            16,000                 $1,626
   Vice President-Market           2000      96,200             --            16,000                  2,907
   Development and                 1999      96,200             --            15,000                  3,030
   Secretary

(1)      Represents Company contributions under the Company's 401(k) plan.

(2)      Cancelled after December 31, 2001.  See "Proposal 2," below.

(3) Amount represents a signing bonus, an allowance to cover moving and relocation related expenses and tax expenses related to same.

(4)      Amounts represent salary for a partial year.

         The following table sets forth information regarding grants of stock options to the Named Executives during fiscal year 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                         NUMBER OF       % OF
                        SECURITIES   TOTAL OPTIONS
                        UNDERLYING    GRANTED TO     EXERCISE
                         OPTIONS     EMPLOYEES IN    PRICE PER
        NAME          GRANTED(#)(1)   FISCAL YEAR   SHARE($/SH)  EXPIRATION DATE
                      ----------------------------------------------------------

Gregory S. Frisby       44,000 (2)       25.8%        $3.188        02/15/2011

Duncan R. Russell       44,000           25.8%        $3.188        02/15/2011

John L. Ruggiero         2,500            1.5%        $3.188        02/15/2011

Douglas J. McCrosson    16,000            9.4%        $3.188        02/15/2011

(1) These options have a term of 10 years, are intended to be incentive stock options and have an exercise price equal to the fair market value of Common Stock on the date of grant. These options generally vest over a period of three to four years.

(2)      Cancelled after December 31, 2001.  See "Proposal 2," below.

         The following table sets forth information concerning options for Common Stock exercised by each of the Named Executives during fiscal year 2001, and the value of options held by each at the end of 2001.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                           SHARES                          AT FISCAL YEAR-END(#)      AT FISCAL YEAR-END($)(2)
                         ACQUIRED ON       VALUE        --------------------------  ---------------------------
        NAME           EXERCISE(#)(1)  REALIZED($)(1)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
        ----           --------------  --------------   -----------  -------------  -----------   -------------
Gregory S. Frisby            --              --          35,500 (3)     62,500 (3)       $0             $0

Duncan R. Russell            --              --         101,000        245,000           $0             $0

John L. Ruggiero             --              --          30,625         31,875           $0             $0

Douglas J. McCrosson         --              --          63,250         23,750           $0             $0

(1) None of the Named Executives exercised options during the last fiscal year.

(2) Calculated by determining the difference between the option price and the market value of the Common Stock at fiscal year-end.

(3)      Cancelled after December 31, 2001. See "Proposal 2," below.


EMPLOYMENT AGREEMENTS

         Effective January 1, 1998, the Company entered into an employment agreement with Gregory S. Frisby (the "Frisby Employment Agreement") pursuant to which the Company will employ Gregory S. Frisby until December 31, 2002, unless sooner terminated for death, physical or mental incapacity or cause. The Frisby Employment Agreement, as amended in May 2000, provides for a base salary of $200,000 per year for the remainder of the agreement, a bonus equal to two (2%) percent of the Company's pre-tax profits (if any), an automobile allowance of $400 per month (which Mr. Frisby voluntarily declined as of August 2000) and five weeks paid vacation each year. In September 2001, Mr. Frisby voluntarily and temporarily reduced his base salary to an annualized rate of $140,000.

         If the Frisby Employment Agreement is terminated early for death or physical or mental incapacity by the Company, the Company will pay Gregory S. Frisby or his estate any accrued but unpaid salary, bonus, vacation pay, expense reimbursements and benefits due to him as a former employee of the Company pursuant to any of the Company's benefit plans, and he or his estate shall continue to receive his then current salary for a period of three months (or a shorter period ending when disability insurance payments under the Company's disability insurance policy are at least 60% of his then current salary).

         If following 30 days notice, the Company terminates Mr. Frisby for cause, he shall be entitled only to accrued but unpaid salary and benefits (excluding any declared but unpaid bonus). "Cause" is defined under the Frisby Employment Agreement to include: (1) any act of fraud or embezzlement by Mr. Frisby in respect of the Company or its funds, properties or assets; (2) his conviction of a felony under the laws of the United States or any state thereof unless such acts were committed with the knowledge and approval of the Company's independent members of the Board of Directors and counsel in the reasonable, good faith belief that such actions were in the best interests of the Company and its stockholders and would not violate criminal law; (3) his willful misconduct or gross negligence in connection with the performance of his duties that has caused or is highly likely to cause a material adverse effect to the Company's business or its results of operations; or (4) his intentional dishonesty in the performance of his duties which has a material adverse effect on the Company.

         The Company may terminate the Frisby Employment Agreement without cause following 30 days notice. Additionally, Mr. Frisby may terminate the Frisby Employment Agreement if the Company has materially breached the Frisby Employment Agreement and such breach continues for 30 days after notice from him or five days after notice of any subsequent breach. If the Frisby Employment Agreement is terminated pursuant to this paragraph, Mr. Frisby will be entitled to any reimbursements due to him, any benefits due to him as a former employee of the Company and receipt of his then current salary through December 31, 2002.

         If the Company does not elect to renew or extend Mr. Frisby's employment arrangement after December 31, 2002, he will be entitled to a lump sum severance payment equal to one year of his then current salary. However, the Company will not be liable for such severance payment if the Company offers to extend the Frisby Employment Agreement for a period of at least three years on terms at least as favorable to Mr. Frisby as those in the Frisby Employment Agreement but no agreement is reached.

         Additionally, pursuant to the Frisby Employment Agreement, Mr. Frisby has agreed (1) both during his employment and for a period of three years after his employment not to disclose or misappropriate confidential information of the Company; (2) to disclose and upon request convey to the Company any intellectual property originated by him during his employment by the Company or one year thereafter, or with the Company's time, material or funds and (3) not to compete (as defined in the agreement) with the Company for a period of 12 months from the termination or expiration of the Frisby Employment Agreement or such shorter time as may be determined by the Board of Directors, provided that the Company shall pay to him monthly during such period an amount equal to the aggregate of his base salary (as in effect as of the termination or expiration of the Frisby Employment Agreement), benefits and bonus unless he has received certain severance payments otherwise due him.


                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information concerning the Company's equity compensation plans and related values at the end of fiscal year 2001:

-------------------------------------------------------------------------------------------------------------------
                                                 (a)                       (b)                       (c)

           Plan category               Number of securities to      Weighted-average        Number of securities
                                       be issued upon exercise      exercise price of      remaining available for
                                       of outstanding options,    outstanding options,      future issuance under
                                         warrants and rights       warrants and rights    equity compensation plans
                                                                                            (excluding securities
                                                                                          reflected in column (a))

-------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved              880,809 (1)              $4.469 (1)                507,823
by security holders
-------------------------------------------------------------------------------------------------------------------

Equity compensation plans not                   523,228                  $5.116                          0
approved by security holders                  ---------                                            -------

-------------------------------------------------------------------------------------------------------------------

Total                                         1,404,037                  $4.710                    507,823
                                              =========                  ======                    =======
-------------------------------------------------------------------------------------------------------------------

(1) Includes option grants to purchase 105,500 shares of Common Stock that were cancelled after December 31, 2001. See "Proposal 2," below.

         As of the end of fiscal 2001, the Company had in effect the following equity compensation arrangements adopted without stockholder approval:

         During 1998, the Company issued (i) options to purchase 100,000 shares of Common Stock at an exercise price of $3.19 per share to acquire certain proprietary technology and (ii) warrants to purchase 110,000 shares of Common Stock at an exercise price of $7.25 per share for consulting services.

         During 2000, the Company entered into product endorsement agreements with two well-known athletes. These product endorsement agreements, together, provide for a total of 176,000 options to purchase Common Stock at exercise prices ranging from $4.13 per to $4.50 per share. The agreements provide that options to purchase 28,000 shares are immediately vested and expire in 2005. The remaining options to purchase 148,000 shares may be awarded based upon the performance of the individuals under the contract and the Company attaining certain revenue levels for the particular products being endorsed.

         The Company entered into an agreement during 2000 providing for investor relations services to be provided to the Company through 2001. As compensation for the agreement, the Company issued warrants to purchase 100,000 shares of Common Stock at an exercise price of $6.50 per share, expiring in 2005.

         The Company entered into an agreement with a creative services firm during 2001. The Company issued fully paid warrants representing an aggregate of 6,889 shares of Common Stock based on per share prices ranging from $1.80 to $4.13 per share. These warrants cannot be exercised until the first anniversary of issuance and have a 10-year term.

         The Company entered into an agreement for legal services during 2001. As compensation for a portion of the services rendered, the Company issued five-year warrants to purchase 6,250 shares of Common Stock at an exercise price of $6.00 per share.

         The Company entered into a sales representation agreement during 2001. As compensation for the services provided during 2001, the Company issued fully paid warrants representing an aggregate of 24,089 shares of Common Stock based on per share prices ranging from $1.80 to $4.00 per share. The warrants were fully vested upon issuance.

                       BENEFICIAL OWNERSHIP OF DIRECTORS,
                EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The table below sets forth certain information regarding the beneficial ownership of Common Stock as of April 22, 2002 by (1) each of the Company's Directors; (2) each of the Company's Named Executives; (3) each person known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock; and (4) all Executive Officers and Directors of the Company as a group.

DIRECTORS, NAMED EXECUTIVES              AMOUNT AND NATURE OF     PERCENTAGE OF
AND 5% STOCKHOLDERS                    BENEFICIAL OWNERSHIP (1)       CLASS
-------------------                    ------------------------       -----

Gregory S. Frisby                            2,446,918 (2)            27.5%
3195 Centre Park Boulevard
Winston-Salem, North Carolina 27107

Jeffry D. Frisby                             1,201,643 (3)            13.5%
4520 Hampton Rd.
Clemmons, North Carolina 27012

Duncan R. Russell                              256,211 (4)             2.8%
3195 Centre Park Boulevard
Winston-Salem, North Carolina 27107

Robert C. Grayson                              150,000 (5)             1.7%
399 Park Avenue
New York, New York 10022

Robert E. Gregory                                    0                   0%
2125 Highway 14 East
Landrum, South Carolina 29356

Alexander Rosenzweig                                 0                   0%
246 Stonebridge Drive, Suite 400
Columbia, South Carolina 29210

Carlo Tunioli                                        0                   0%
4 West 58th Street
New York, NY 10019

Luca Bassani Antivari                        2,614,623 (6)            27.4%
231 Val des Bons Malades, L-2121
Luxembourg-Kirchberg

MUSI Investments, S.A.                       2,587,623 (7)            27.1%
231 Val des Bons Malades, L-2121
Luxembourg-Kirchberg

Jean Moore                                     594,500 (8)             6.6%
555 13th Street, NW
Washington, DC 20004

Finpart International S.A.                   1,516,327 (9)            17.1%
25A, Boulevard Royal
Le Forum Royal
L-2449 Luxembourg

DIRECTORS, NAMED EXECUTIVES              AMOUNT AND NATURE OF     PERCENTAGE OF
AND 5% STOCKHOLDERS                    BENEFICIAL OWNERSHIP (1)       CLASS
-------------------                    ------------------------       -----

Douglas J. McCrosson                            75,800 (10)             *
3195 Centre Park Boulevard
Winston-Salem, North Carolina 27107

John L. Ruggiero                                31,250 (11)             *
3195 Centre Park Boulevard
Winston-Salem, North Carolina 27107

DAMAD Holding AG                               770,833 (12)            8.0%
Lindenstrasse 14
CH-6340 Baar
Switzerland

All executive officers and directors as
a group (9 persons)                          2,985,179                31.9%

* Indicates less than one (1%) percent beneficial ownership.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and is based upon filings made by such persons with the SEC and upon information provided to the Company. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 22, 2002 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite each stockholder's name.

(2) Includes 1,176,643 shares of Common Stock owned of record by Jeffry D. Frisby with respect to which Gregory S. Frisby has been granted voting rights but no dispositive power pursuant to a Stockholders Agreement between Gregory S. Frisby and Jeffry D. Frisby. Also includes 25,000 shares issuable upon the exercise of warrants and 1,245,275 shares of Common Stock owned of record by Mr. Gregory S. Frisby.

(3)      Includes 1,189,143 shares of Common Stock owned of record by Mr. Jeffry
         D. Frisby and 12,500 shares issuable upon the exercise of warrants. See also footnote 2, above.

(4) Includes 38,711 shares of Common Stock owned of record by Mr. Russell, 180,000 shares of Common Stock issuable upon the exercise of stock options and 37,500 shares of Common Stock issuable upon the exercise of warrants.

(5) Includes 110,000 shares of Common Stock issuable upon the exercise of warrants owned of record by GGC, Inc., a corporation of which Mr. Grayson is the president and 90% stockholder. Also includes 10,000 shares of Common Stock owned of record by Mr. Grayson and 30,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Grayson.

(6) Includes 27,000 shares of Common Stock owned of record by Wellinvest-Dutch Antilles, an entity affiliated with Luca Bassani Antivari. Also includes 1,900,123 shares of Common Stock and warrants to purchase 687,500 shares of Common Stock owned of record by MUSI Investments, S.A., an investment company in which Luca Bassani Antivari has a majority interest. See also footnote 8, below.

(7)      Includes 687,500 shares issuable upon the exercise of warrants.

(8) Includes 225,000 shares of Common Stock issuable upon the exercise of warrants and 450,000 shares of Common Stock held by AllFirst Company as Custodian For Hogan & Hartson Partners Retirement Plan for the Benefit of Jean S. Moore, of which 225,000 shares of Common Stock are issuable upon the exercise of warrants.

(9) Based on a Schedule 13D/A filed jointly by Finpart International S.A., Fin.part S.p.A and Gianluigi Facchini on December 10, 2001.

(10) Includes 800 shares of Common Stock owned of record by Mr. McCrosson and 75,000 shares of Common Stock issuable upon the exercise of stock options.

(11) Includes 31,250 shares of Common Stock issuable upon the exercise of stock options.

(12) Includes 520,833 shares of common stock issuable upon the exercise of a warrant. Also includes 250,000 shares beneficially owned by Southern Spear, Inc., a wholly owned subsidiary of DAMAD Holding AG, of which 125,000 shares are issuable upon exercise of a warrant.


                              CERTAIN TRANSACTIONS

         On January 10, 2002, the Company entered into a $750,000 credit facility with DAMAD Holding AG and a $500,000 credit facility with Bluwat AG, two investors based in Europe. The facilities: mature on January 10, 2005; bear interest at the rate of prime plus 0.75%, payable quarterly beginning with the first quarter of 2002; and are secured by the Company's accounts receivable, inventory, furniture, machinery, equipment, general intangibles and patents. In connection with the facilities, the Company issued five-year warrants to purchase an aggregate of 868,055 shares of its Common Stock at an exercise price equal to $1.44 per share, subject to adjustment in the event of changes in the Company's capital structure. The terms of the warrants provide that, if the Company issues shares of a senior class of capital stock, the warrants will become exercisable for shares of such senior class instead of shares of Common Stock. In connection with the transaction, the Company named Daniel Guggenheim, Vice Chairman of DAMAD Holding AG, to the Board. Mr. Guggenheim resigned from the Board on February 25, 2002.

         On November 19, 2001, MUSI Investments, S.A., a principal stockholder of the Company ("MUSI"), converted all of the outstanding principal and accrued interest on a $1,500,000 term loan that it had previously made to the Company into 1,400,123 shares of Common Stock. The MUSI loan was made on May 14, 2001 and used to repay in full the Company's then existing credit facility. The MUSI loan bore interest at the prime rate plus 75 basis points and permitted MUSI, at any time on or prior to the maturity date of January 2, 2002, to convert the outstanding principal balance and any accrued and unpaid interest due under the loan, or a portion thereof, into either shares of Common Stock (based on a conversion price calculated as provided in the loan agreement) or units, priced at $4.00, consisting of one share of Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $6.00; provided that this loan was not convertible into more than 1,417,959 shares of Common Stock in the aggregate. The MUSI loan was secured by a pledge of 1,419,643 shares of the Common Stock of the Company owned by Gregory S. Frisby and a limited guaranty by Mr. Frisby of up to $500,000 of the loan. Upon conversion of the MUSI loan, the guaranty and related stock pledge expired in accordance with their terms. On November 19, 2001, the MUSI loan was amended to fix the conversion price at $1.10.

         In connection with the May 14, 2001, MUSI loan, the Company paid Pietro
A. Motta, then a Director, $25,000 for certain advisory services provided to the Company and $25,000 for legal and other advisory services provided to MUSI.

         On September 18-19, 2001 and October 19, 2001, Gregory S. Frisby, the Company's Chairman and Chief Executive Officer, and Jeffry D. Frisby, a Director of the Company, loaned the Company an aggregate of $300,000 to be used for general working capital purposes. These loans bore interest at the prime rate plus 75 basis points and were repaid during the fourth quarter of 2001.

         On September 12, 2001, the Company issued and sold to Gregory S. Frisby and Jeffry D. Frisby 25,000 and 12,500 units ("Units"), respectively, at a price of $4.00 per Unit, with each Unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $6.00 per share. In April 2001, the Company issued and sold to Duncan R. Russell, the Company's President and Chief Operating Officer, 37,500 Units at a price of $4.00 per Unit.

         In May 2000, the Company entered into a $4,000,000 private placement equity transaction with an investor group that included MUSI and Jean Moore, another principal stockholder of the Company. This transaction involved the issuance of Units priced at $5.00 per Unit (except that the exercise price of the warrants underlying these Units was originally $7.00). MUSI purchased 550,000 Units at an aggregate purchase price of $2,750,000, and Ms. Moore, together with her retirement plan, purchased 200,000 Units at an aggregate purchase price of $1,000,000. Effective in December 2000, the Company amended the warrants to reduce the exercise price from $7.00 to $6.00 and, to reflect an adjustment to the Unit price from $5.00 to $4.00, issued to (1) MUSI an additional 137,500 shares of Common Stock and corresponding warrants to purchase 137,500 shares of Common Stock and (2) Ms. Moore and her retirement plan an additional 50,000 shares of Common Stock and corresponding warrants to purchase 50,000 shares of Common Stock.

         In February 2000, the Company entered into a $2,000,000 line of credit with Bank of America N.A. Gregory S. Frisby and Jeffry D. Frisby personally guaranteed repayment in full of the line of credit. In January 2001, the Company negotiated an extension of the maturity date of the line of credit until June 30, 2001 and, in connection with the extension, MUSI issued an irrevocable stand-by letter of credit in the principal amount of $1,500,000 naming Bank of America as the beneficiary. In the event that the letter of credit was drawn down, in whole or in part, MUSI had the right to convert the principal amount advanced by MUSI under the letter of credit, plus accrued unpaid interest, under the terms of the Unit Purchase Agreement between MUSI, the Company and certain other investors party thereto. In connection with the MUSI loan described above and the payoff of the Bank of America credit facility, the Company's obligations with respect to the letter of credit were extinguished.


                                   PROPOSAL 2

                          APPROVAL OF AMENDMENTS TO THE
                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN

         The Board of Directors of the Company has approved certain modifications to the Company's Amended and Restated 1998 Stock Option Plan (as further amended and restated effective June 18, 2002, the "Plan"), subject to stockholder approval of amendments to (1) increase the number of shares authorized for issuance under the Plan from 1,250,00 to 2,000,000 shares (subject to adjustments for stock splits and other similar events), and (2) modify the Plan's eligibility requirements. These proposed amendments subject to stockholder approval are discussed further below under the heading "Proposed Amendments to the Plan." The discussion which follows summarizes the proposed amendments to the Plan and describes the material terms of the Plan. The summary is subject, in all respects, to the terms of the Plan, a copy of which is attached to the proxy statement as Exhibit A.

DESCRIPTION OF THE PLAN

         The Plan was approved by the Board and the stockholders on March 13, 1998. Options may be granted under the Plan until December 31, 2007. The purpose of the Plan is to advance the interests of the Company by enhancing the ability of the Company to attract and retain selected employees, consultants, advisors and directors ("participants") by creating incentives and rewards for their contributions to the success of the Company and by encouraging participants to become owners of shares of the Common Stock. Options granted pursuant to the Plan may be incentive stock options ("incentive options") as designated under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options.

         The Plan is administered by the Board or a Board committee (the "Committee"). (For the purposes herein, references to the "Board" include the Committee if it is acting in an administrative capacity with respect to the Plan.) As originally adopted, the Plan specifically provided that employees, consultants, advisors and directors of the Company or its subsidiaries who are selected by the Board to participate are eligible to participate in the Plan, but that Gregory S. Frisby, Chairman and Chief Executive Officer of the Company, and Jeffry D. Frisby, a Director of the Company, would not be eligible to participate. However, as discussed below (see "Proposed Amendments to the Plan"), the Plan has been proposed to be amended to remove this restriction on participation by Gregory S. Frisby and Jeffry D. Frisby in the Plan. As of April 22, 2002, approximately 23 employees and officers, three Directors and five consultants are eligible to participate in the Plan, which numbers fluctuate from time to time.

         As last amended in 2000, the aggregate number of shares of Common Stock for which options may be granted under the Plan may not exceed 1,250,000. As described below, the Plan is proposed to be amended to increase the number of shares authorized for issuance under the Plan by 750,000 shares, to an aggregate of 2,000,000 shares. In the event of a stock dividend, stock split, merger, sale of the Company's assets or other similar corporate transaction, the number and kind of shares of Common Stock or securities of the Company subject to the Plan and to options, the maximum number of shares of Common Stock or securities which may be delivered under the Plan, the option price and other relevant provisions may be appropriately adjusted by the Board. On April 22,

2002, the closing price for the Common Stock on the NASDAQ SmallCap Market was $1.03 per share.

         The Board may discontinue the grant of options or amend the Plan or options at any time; provided, however, that the Board may not, without the approval of stockholders: (1) increase the maximum number of shares available under the Plan; (2) reduce the option price of outstanding options or reduce the price at which options may be granted; (3) extend the time within which options may be granted, however, in no event beyond December 31, 2007; (4) amend the provisions of the Plan that govern amendment of the Plan; (5) adversely affect the rights of any participant (without his consent) under any options previously granted; (6) cause any award under the Plan to cease to qualify for any applicable exceptions to Section 162(m) of the Code; or (7) be effective if shareholder approval is required by applicable statute, rule or regulation.

OPTION TERMS

         Subject to Plan terms, the Board has authority to determine which eligible individuals may be granted options, the option price for options, the option period and vesting schedule, the payment methods and other material terms of options. The option price must be at least equal to 100% of the fair market value per share of the Common Stock on the date of grant. Payment of the purchase price may be made in cash; by check; by delivery of shares of Common Stock owned by the participant; by cashless exercise; by loans (subject to terms established by the Board); or by a combination of these methods, as determined by the Board. Subject to earlier termination as provided in the Plan, each option will have a term of no more than 10 years and will vest upon such terms and conditions as may be determined by the Board. Options are generally subject to restrictions on exercise following termination of employment. The Plan provides that options will become immediately exercisable in the event of certain significant transactions (such as a merger or tender offer in which the Company is not the survivor or the sale of all of the Company's assets).

FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the federal income tax consequences under the Code as currently in effect with respect to options under the Plan.

         Incentive options granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Code. Under Section 422, the grant and exercise of an incentive stock option will generally not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been an employee of the Company from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability).

         The Company will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the exercise price, with the amount treated as capital gain or loss. If the holding period requirements for incentive stock option treatment described above are not met, the participant will be taxed as if he received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (1) the fair market value of the stock on the date of exercise minus the exercise price; or (2) the amount realized on disposition of the stock minus the exercise price. Any gain in excess of these amounts may be treated as capital gain. The Company generally is entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant.

         If a participant receives a nonqualified option, the difference between the fair market value of the stock on the date of exercise and the exercise price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. Any subsequent disposition of the stock by the participant will be treated as a capital gain or loss to the participant. If the participant has held the stock for one year or less at the time of sale, the gain or loss will be short-term capital gain or loss and taxed accordingly. On the other hand, if the participant has held the stock for more than one year at the time of sale, the gain or loss will be a long-term capital gain or loss and will be taxed as such.

PROPOSED AMENDMENTS TO THE PLAN

         As noted above, the Board has approved the amendment and restatement of the Plan, to be effective June 18, 2002, subject to the approval of the stockholders of proposed amendments to: (1) increase the number of shares authorized for issuance under the Plan from 1,250,000 shares to 2,000,000 shares (subject to adjustments in the event of certain stock splits, stock dividends and certain other events); and (2) to modify the Plan's eligibility provisions to remove the restriction on participation in the Plan by Mr. Gregory S. Frisby, Chairman and Chief Executive Officer of the Company, and Jeffry D. Frisby, a Director of the Company.

         Currently, the Plan authorizes 1,250,000 shares for issuance under the Plan. As of April 22, 2002, options to purchase 762,700 shares of Common Stock were outstanding under the Plan. Because only 487,300 shares remain available under the Plan for the grant of options, the Board of Directors believes that the proposed increase in the number of shares of Common Stock available under the Plan is necessary to enable Frisby to continue to attract and retain qualified employees, officers, directors and consultants in an increasingly competitive market and to continue to provide an incentive for excellent performance by participants.

         As originally adopted, and based on the recommendation of the Company's underwriter in connection with its initial public offering, the Plan provided that Gregory S. Frisby and Jeffry D. Frisby would not be eligible to participate in the Plan. The Company proposes to amend the Plan to provide that all employees, consultants advisors and directors of the Company and its subsidiaries will be eligible to participate if selected by the Board to participate. Due to an oversight by the Company, the Company has erroneously permitted Messrs. Frisby and Frisby to participate in the Plan, which resulted in the grant of options for an aggregate of 98,000 shares to Mr. Gregory Frisby and an option for 7,500 shares to Mr. Jeffry Frisby. Each of Mr. Gregory Frisby and Mr. Jeffry Frisby has executed an agreement with the Company canceling these options. However, if the proposed Plan amendments are approved by the stockholders, the Company may grant options to Messrs. Frisby and Frisby in the future in accordance with the director and executive compensation programs implemented by the Company. The Board believes that both Mr. Gregory Frisby and Mr. Jeffry Frisby should be eligible to participate in the Plan in light of their past contributions and services to the Company and in order to encourage such individuals to continue to provide significant contributions and services to Frisby.

         In connection with amending and restating the Plan, the Board has also approved certain other amendments to the Plan designed to enhance Plan flexibility. These include providing for flexible vesting schedules (as opposed to fixed annual vesting at a rate of 25% per year), authorizing the Board to modify post-termination exercise periods and certain other revisions intended to facilitate Plan administration. These amendments were made by the Board in accordance with its authority under the Plan to amend the Plan and are not subject to stockholder approval.

         The amount of compensation that will be paid pursuant to the grant of options under the Plan in the current fiscal year is not yet determinable due to vesting and other requirements. See "Executive Compensation - - Option Grants in Last Fiscal Year," above, for information regarding the grant of options under the Plan to the Named Executives during 2001.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE PLAN TO INCREASE THE AUTHORIZED SHARES AND MODIFY THE ELIGIBILITY PROVISIONS OF THE PLAN. PROXIES WILL BE VOTED FOR THE AMENDMENTS TO THE PLAN UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.


                                   PROPOSAL 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Audit Committee has recommended and the Board of Directors has approved the engagement of Ernst & Young LLP as the independent accountants of the Company for the fiscal year ending December 31, 2002. Ernst & Young, independent certified public accountants, served as the Company's principal accountant for the fiscal year ended December 31, 2001. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she chooses to do so. The representative also is expected to be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002. PROXIES WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.



                                   AUDIT FEES

         Aggregate fees billed the Company during 2001 by Ernst & Young for services rendered are set forth in the following table:

Type of Service                                                  Amount of Fee
---------------                                                  -------------

Audit Fees                                                          $62,500
Financial Information Systems Design and Implementation Fees        $     0
All Other Fees (1)                                                  $53,410

(1) Includes tax preparation services and services provided in connection with the registration of securities by the Company.

         The Audit Committee considered the compatibility of the non-audit services performed by and fees paid to Ernst & Young in fiscal 2001 and the proposed non-audit services and proposed fees for 2002 and determined that such services and fees were compatible with the independence of the auditors. During fiscal 2001, Ernst &Young did not utilize any leased personnel in connection with the audit.

                              STOCKHOLDER PROPOSALS

         Under regulations of the Commission, any stockholder desiring to make a proposal to be acted upon at the 2003 annual meeting of stockholders must present such proposal to the Company at its principal office in Winston-Salem, North Carolina by January 9, 2003 for the proposal to be considered for inclusion in the Company's proxy statement.

         Stockholder proposals (whether or not intended to be included in the proxy materials) for the annual meeting must be submitted to the Secretary of the Company in writing no less than 60 or more than 90 days prior to the anniversary of the prior year's annual meeting. Such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Company's minute books, of the stockholder proposing such business, (3) the class, series and number of shares of the Company which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Only business properly brought before an annual meeting may be subject to action at the meeting. The chairman of the meeting may refuse to consider any business that is not raised in accordance with these procedures. A proxy may confer discretionary authority to vote on any matter at an annual meeting if the Company does not receive proper notice of the matter in accordance with the procedures described above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, directors, officers and beneficial owners of more than 10% of the Company's outstanding Common Stock are required to report their beneficial ownership of Common Stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established and the Company is required to report any failure to file by the established dates during the last fiscal year. During 2001, to the Company's knowledge based on a review of copies of these reports furnished to the Company, the following directors, officers and principal stockholders failed to report the following transactions: (1) Gregory S. Frisby failed to file four timely reports with respect to 34 transactions completed in April, August and September 2001, a private purchase of units consisting of shares of Common Stock and warrants to purchase shares of Common Stock on September 12, 2001 and the disposition of 250,000 shares of Common Stock in a private transaction on November 19, 2001;
(2) Duncan R. Russell failed to file a timely report with respect to options granted in May and June 2000; (3) Jeffry D. Frisby failed to file two timely reports with respect to a private purchase of units consisting of shares of Common Stock and warrants to purchase shares of Common Stock on September 12, 2001 and the disposition of 250,000 shares of

Common Stock in a private transaction on November 19, 2001; and (4) Alexander Rosenzweig and Robert E. Gregory failed to file initial ownership reports following their election as directors on September 6, 2001 and December 18, 2001. All of the above-referenced reports have since been filed.

                             ADDITIONAL INFORMATION

         UPON WRITTEN REQUEST BY A STOCKHOLDER OF RECORD ON APRIL 22, 2002, THE COMPANY WILL PROVIDE WITHOUT CHARGE AN ADDITIONAL COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001. REQUESTS SHOULD BE DIRECTED TO JOHN L. RUGGIERO, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 3195 CENTRE PARK BOULEVARD, WINSTON-SALEM, NORTH CAROLINA 27107.


                                  OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors knows of no other business to come before the Annual Meeting for consideration by the Company's stockholders. If any other business properly comes before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares represented by the proxy in accordance with their best judgment.

                                             By Order of the Board of Directors

                                             /s/ Douglas J. McCrosson

                                             Douglas J. McCrosson
                                             Secretary

Winston-Salem, North Carolina
May 9, 2002

                                                                       Exhibit B

                                      PROXY

                            FRISBY TECHNOLOGIES, INC.
                           3195 Centre Park Boulevard
                             Winston-Salem, NC 27107

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Frisby Technologies, Inc. (the "Corporation") hereby appoints Gregory S. Frisby and Douglas J. McCrosson, or either of them, with full power to act alone, the true and lawful attorneys-in-fact ("Proxies") of the undersigned, with full power of substitution and revocation, and hereby authorizes either or both of them to represent and to vote, as designated below, all the shares of Common Stock of the Corporation held on record by the undersigned on April 22, 2002, at the Annual Meeting of Stockholders to be held on June 18, 2002 or any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE

                            FRISBY TECHNOLOGIES, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [X].

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS Nominees: Gregory S. Frisby, Duncan R. Russell, Jeffry D. Frisby, Alexander Rosenzweig, Robert E. Gregory, Carlo Tunioli and Robert C. Grayson

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE FOLLOWING SPACE.)

________________________________________________________________________________

     FOR ALL NOMINEES LISTED                                WITHHOLD
      (EXCEPT AS MARKED TO                             AUTHORITY TO VOTE
       THE CONTRARY ABOVE)                              FOR ALL NOMINEES
               [_]                                             [_]

2.   PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S 1998 STOCK OPTION PLAN

               FOR                  AGAINST                  ABSTAIN
               [_]                    [_]                      [_]


3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002:

               FOR                  AGAINST                  ABSTAIN
               [_]                    [_]                      [_]

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE OTHER PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Dated: _____________________________________________________________, 2002
Signature __________________________________________________________
Signature if held jointly __________________________________________

Please sign exactly as your name appears above. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE
YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                       Exhibit A

                              AMENDED AND RESTATED

                            FRISBY TECHNOLOGIES, INC.

                             1998 STOCK OPTION PLAN
                (As Amended and Restated Effective June 18, 2002)


         1. Plan; Purpose; General. The purpose of this Stock Option Plan (the

"Plan") is to advance the interests of Frisby Technologies, Inc. and any present and future subsidiaries (as defined below) of Frisby Technologies, Inc.

(hereinafter inclusively referred to as the "Company") by enhancing the ability of the Company to attract and retain selected employees, consultants, advisors and directors (collectively the "Participants") by creating for such

Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), as the title or par value may be amended (the "Shares").

         2. Effective Date of Plan. The Plan became effective following approval of the Plan by the Board of Directors of the Company (the "Board") and the

stockholders on March 13, 1998. The Plan was amended and restated effective

September 26, 2000 and further amended and restated effective June 18, 2002.

         3. Administration of the Plan.

                  (a) The Plan will be administered by the Board, subject to

Paragraph 3(b). The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder,

to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the

Board shall be conclusive and shall bind all parties.

                  (b) The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee

(the "Committee"), in which event all references to "the Board" hereunder,

including without limitation the references in Section 9, but excluding the references in Section 2, shall be deemed to refer to the Committee. The

Committee shall consist of not fewer than two (2) members of the Board;

provided, however, that if, at any time during which awards under the Plan are granted, the Company is subject to the reporting requirements of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), then each of the members of the Committee must be a "non-employee director" as that term is defined in

Rule 16b-3 as promulgated and amended from time to time by the Securities and

Exchange Commission under the Exchange Act, or any successor thereto ("Rule

16b-3"), unless the Board determines otherwise. In addition, if at any time the

Company is subject to Section 162(m) of the Internal Revenue Code of 1986, as

amended (the "Code"), each member of the Committee shall be an "outside director" within the meaning of Section 162(m) and related regulations. A majority of the members of the Board shall constitute a quorum, and all determinations of the Board (including determinations of eligibility, the number of Options granted to a Participant and the exercise price of Options) shall be made by the majority of its members present at a meeting. Any determination of the Board under the Plan may also be made without notice or meeting of the Board by a writing signed by all of the Board members or otherwise in accordance with applicable law and the Company's certificate of incorporation and bylaws.

         4. Eligibility. The Participants in the Plan shall be all employees,

consultants, advisors and directors of the Company who are selected by the Board to participate, whether or not they are also officers of the Company; provided,

however, that Incentive Options shall only be granted to employees of the

Company.

         5. Grant of Options.

                  (a) The Board shall grant Options to Participants that it, in its sole discretion, selects. Options shall be granted in accordance with the terms and conditions set forth in Section 6 hereof and on such other terms and conditions as the Board shall determine. Such terms and conditions may include a requirement that a Participant sell to the Company any Shares acquired upon exercise of Options upon the Participant's termination of employment upon such terms and conditions as the Board may determine. Incentive Options shall be granted on terms that comply with the Code and regulations thereunder.

                  (b) Options granted pursuant to the Plan (the "Options") may be (i) incentive stock options ("Incentive Options") that are intended to qualify under Section 422 of the Code, (ii) options that are not intended to so qualify ("Nonqualified Options"), or (iii) both. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

                  (c) No Options shall be granted after December 31, 2007, but

Options previously granted may be exercised after that date until the expiration of the Option (subject to the terms of the Plan and related Option agreement).

         6. Terms and Conditions of Options

                  (a) Exercise Price. The purchase price per share for Shares issuable upon exercise of Options shall be a minimum of one hundred (100%)

percent of fair market value per share of the Common Stock on the date of grant,

as determined by the Board. For this purpose, "fair market value" will be determined as set forth in Section 8 hereof. Notwithstanding the foregoing, if any person to whom an Option is to be granted owns in excess of ten (10%)

percent of the combined voting power of all classes of outstanding capital stock of the Company as determined in accordance with Section 424(d) of the Code (a

"Principal Stockholder"), then no Incentive Option may be granted to such person for less than one hundred ten (110%) percent of the fair market value on the date of grant as determined by the Board.

                  (b) Period of Options. The term of each Option shall be fixed by the Board, in its discretion, at the time such Option is granted. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant and each Option shall be subject to earlier termination as expressly provided in this Section 6 hereof or as determined by the Board, in its discretion (which determination must be made on the date such Option is granted with respect to Options granted before June 18, 2002); provided, however, that not withstanding the foregoing, if an Incentive Option is granted to an employee who is a Principal Stockholder, the Option term may not exceed five (5) years.

                  (c) Payment for Delivery of Shares; Restrictions on Options

and Shares.

                           (i) Shares which are subject to Options shall be

issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the Option is exercised. Payment for Shares may be made (as determined by the Board at the time the Option is granted with respect to Options granted before June 18, 2002, and at any time as determined by the

Board with respect to Options granted on or after June 18, 2002): (i) in cash;

(ii) by certified or bank check payable to the order of the Company in the amount of the purchase price; (iii) by delivery of Shares owned by the

Participant for a period of at least six months which have a fair market value equal to the purchase price and are otherwise acceptable to the Board; or (iv)

by any combination of the methods of payment described in (i) through (iii)

above.

                  In addition, any grant of a Nonqualified Option may provide that payment of the purchase price for the Option may also be made in whole or in part in the form of Shares that are subject to risk of forfeiture or restrictions of transfer. Unless otherwise determined by the Board on or after the date of grant, whenever any purchase price for an Option is paid in whole or in part by means of any of the forms of consideration specified in this

Section 6(c), the Shares received by the Participant upon the exercise of the

Nonqualified Option shall be subject to the same risk of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Participant; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Participant as applied to the forfeitable or restricted Shares surrendered by the Participant.

                  In addition, any grant may, if the Shares are Publicly Traded

(as defined in Section 8(b)(iii) herein), provide for deferred payment of the purchase price for the Option from the proceeds of sale through a broker of some or all of the Shares to which the exercise relates.

                           (ii) The Company may impose such restrictions on

Options and Shares issuable upon exercise of Options hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such Shares.

Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares of Common Stock under the

Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended (the "Securities Act")).

                  (d) Legend on Certificates. The stock certificates

representing the Shares shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act or any state securities laws.

                  (e) Rights as Stockholder; Option Agreement. A Participant or

a transferee of an Option shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividends

(ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7 herein. Each grant of Options shall be evidenced by an agreement, which shall be executed on behalf of the Company and delivered to and accepted by the Participant, and shall contain such terms and provisions as the Board may determine consistent with the

Plan.

                  (f) Vesting. Options granted shall vest in the Participant and become exercisable by the Participant in accordance with such terms and conditions as may be established by the Board. The Board shall have express authority to accelerate the date that any Option or portion thereof shall vest and be exercisable, without any obligation to accelerate such date with respect to any other Option granted to any Participant.

                  (g) Nontransferability of Options. Except as provided in

Sections 6(h)(ii) and (iii), Options granted under this Plan may not be exercised during a Participant's lifetime except by the Participant, other than by will or the laws of descent and distribution. Options may not be sold,

assigned or otherwise transferred or disposed of in any manner whatsoever except as provided in Section 6(h) hereof. Notwithstanding the foregoing, the Board, in its sole discretion, may provide for the transferability of Nonqualified Options under this Plan so long as such provisions are in compliance with the registration provisions of the Securities Act and such other restrictions as may be imposed by the Board. Moreover, any grant made under this Plan may provide that all or any part of the Shares issued or transferred by the Company upon exercise of Options shall be subject to further restrictions on transfer.

                  (h) Termination of Relationship. Except as otherwise provided in an Option or other agreement between the Company and a Participant, upon the termination of a Participant's status as an employee, consultant, advisor or director, for any reason other than as set forth in subsections (ii) and (iii)

below, at a time when the Shares are then Publicly Traded (as defined below),

then the following provisions shall apply:

                           (i) Such Participant may exercise Options to the

extent exercisable on the date of termination not later than three (3) months after the date of such termination (or such shorter time, or, with respect to

Options granted on or after June 18, 2002, such shorter or longer time, as may be determined by the Board). Except as otherwise determined by the Board, to the extent that the Participant was not entitled to exercise the Option at the date of such termination, or does not exercise such Option within the time specified herein, such Option shall expire and terminate. Notwithstanding anything else herein, and unless the Board determines otherwise, if the employment or other service relationship of any Participant shall be terminated voluntarily by the

Participant and without the consent of the Company, or for "Cause" (as hereinafter defined), then any Option granted to such Participant (whether or not then vested in the Participant) to the extent not previously exercised shall expire immediately on the date of termination. For purposes of the Plan, "Cause"

shall mean "Cause" as defined in any employment or service agreement between any

Participant and the Company ("Employment Agreement"), and in the absence of an

Employment Agreement or in the absence of a definition of "Cause" in such

Employment Agreement, "Cause" shall mean: (i) any continued failure by the

Participant to obey the reasonable instructions of the president or any member of the Board; (ii) continued neglect by the Participant of his duties and obligations as an employee of or service provider to the Company or a failure to perform such duties and obligations to the reasonable satisfaction of the president or the Board; (iii) willful misconduct of the Participant or other actions in bad faith by the Participant which are to the detriment of the

Company, including, without limitation, commission of a felony, embezzlement or misappropriation of funds or of confidential information or commission of any act of fraud; or (iv) a breach of any material provision of any Employment

Agreement not cured within ten (10) days after written notice thereof.

                           (ii) Notwithstanding the provisions of subsection (i)

above, in the event of termination of a Participant's status as an employee or service provider as a result of "permanent disability" (as such term is defined in any contract of employment or service between the Company and the Participant or, if not defined, then such term shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of twelve (12) months), the

Participant (or, in the case of the Participant's legal incapacity, such

Participant's guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision) may exercise the Option, but only to the extent such Option was exercisable on the date the

Participant ceased employment or service as the result of the permanent disability. Such exercise must occur within six (6) months from the date on which the Participant ceased employment or service as a result of the permanent disability (or such shorter time, or with respect to Options granted on or after

June 18, 2002, such shorter or longer time, as may be determined by the Board).

Unless the Board determines otherwise, to the extent that the Participant was not entitled to exercise such Option on the date the Participant ceased employment or service, or does not exercise such Option within the time specified herein, such Option shall terminate.

                           (iii) Notwithstanding the provisions of

subsection (i) above, in the event of the death of a Participant, the Option may be exercised at any time within six (6) months following the date of death (or such shorter time, or with respect to Options granted on or after June 18, 2002,

such shorter or longer period, as may be determined by the Board). Such Options may be exercised by the Participant's estate or by a person who acquired the right to exercise the Option by will or the applicable laws of descent and distribution, but only to the extent such Option was exercisable on the date of the Participant's death. Unless the Board determines otherwise, to the extent that the Participant was not entitled to exercise such Option on the date of death, or the Option is not exercised within the time specified herein, such

Option shall terminate.

                           (iv) Notwithstanding subsections (i), (ii), and (iii)

above, the Board shall have the authority to extend the expiration date or modify the other terms and conditions to exercise of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension or modification shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the

Participant's relationship with the Company had occurred).

                  (i) Financial Assistance. The Company is vested with authority under this Plan to assist any employee to whom an Option is granted hereunder

(including, to the extent permitted by law, any director or officer of the

Company who is also an employee of the Company) in the payment of the purchase price payable on exercise of that Option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board.

                  (j) Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the
satisfaction of any withholding tax obligations that arise by reason of an

Option exercise or any sale of Shares. The Company shall not be required to issue or transfer Shares until such obligations are satisfied. The Board may permit these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option, or to the extent permitted, by tendering Shares previously acquired, subject to such terms and conditions as may be established by the Board.

                  (k) Incentive Options. In no event shall there first become exercisable by a Participant in any one calendar year Incentive Options granted by the Company with respect to Shares having an aggregate fair market value

(determined at the time an Incentive Option is granted) greater than $100,000.

         7. Shares Subject to Plan.

                  (a) Number of Shares and Stock to be Delivered. Shares

delivered pursuant to this Plan shall in the discretion of the Board be authorized but unissued Shares or previously issued Shares acquired by the

Company. The unexercised portion of any expired, terminated or cancelled Option shall again be available for the grant of Options under the Plan. If the purchase price of an Option is satisfied by delivery of Shares of Common Stock,

only the number of Shares issued net of the Shares tendered shall be deemed issued for purposes of determining the number of Shares of Common Stock available for issuance under the Plan. Subject to adjustment as described below,

the aggregate number of Shares which may be delivered under this Plan shall not exceed two million (2,000,000) Shares.

                  (b) Changes in Stock. In the event of a stock dividend, stock split, combination of Shares, recapitalization or similar change in the capital structure of the Company, merger in which the Company is the surviving Company,

consolidation, spin-off, split up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having any effect similar to any of the foregoing, the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan,

the Option price and other relevant provisions may be appropriately adjusted by the Board, whose determination shall be binding on all persons. In the event of a consolidation, merger or tender offer in which the Company is not the surviving company or which results in the acquisition of substantially all the

Company's then-outstanding Common Stock by a single person or entity, or in the event of the sale or transfer of substantially all the Company's assets, then,

all outstanding Options, whether or not then exercisable, shall immediately become exercisable. In such event, the Board shall notify the Participants that all outstanding Options shall be fully exercisable for a period of fifteen (15)

days from the date of such notice, and the Option will terminate upon the expiration of such period.

                  The Board may also adjust the number of Shares subject to

outstanding Options, the exercise price of outstanding Options and the terms of outstanding Options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

         8. Certain Definitions.

                  Certain terms used in the Plan have been defined herein. In addition, as used in the Plan, the following terms shall have the following meanings:

                  (a) A "subsidiary" is any company (i) in which the Company owns, directly or indirectly, stock possessing fifty (50%) percent or more of the total combined voting power of all classes of stock or (ii) over which the

Company has effective operating control.

                  (b) The "fair market value" of the Shares shall mean:

                           (i) If the Shares are then Publicly Traded: Unless

the Board determines otherwise, the closing price of the Shares as of the day in question (or, if such day is not a trading day in the principal securities market or markets for such Shares, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which Shares are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which Shares are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such Shares selected by the Board; or

                           (ii) If the Shares are then not Publicly Traded: The

price at which one could reasonably expect such Shares to be sold in an arm's length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the issuer of such Shares. Such fair market value shall be that which has concurrently or most recently been determined for this purpose by the Board, or at the discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving Shares, if any, the issuer's net worth, prospective earning power and dividend-paying capacity, the goodwill of the issuer's business, the issuer's industry position and its management, that industry's economic outlook, the value of securities of issuers whose Shares are Publicly

Traded and which are engaged in similar businesses, the effect of transfer restrictions to which such Shares may be subject under law and under the applicable terms of any contract
governing such Shares, the absence of a public market for such Shares and other matters as the Board or its appraiser or appraisers deem pertinent. The determination by the Board or its appraiser or appraisers of the fair market value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable,

determination. If the fair market value to be used was thus fixed more than twelve (12) months prior to the day as of which fair market value is being determined, it shall in any event be no less than the book value of the Shares being valued at the end of the most recent period for which financial statements of the Company are available; or

                           (iii) Shares are "Publicly Traded" if stock of that

class is listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers,

Inc. ("NASD") or if sales or bid and offer quotations are reported for that class of stock in the automated quotation system ("NASDAQ") operated by the

NASD.

         9. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against expenses, including reasonable attorney's fees,

actually and reasonably incurred in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all judgments, fines and amounts paid by him in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceedings, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action,

suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provided further, that the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

         10. Amendments. The Board may at any time discontinue granting Options under the Plan. The Board may at any time or times amend the Plan or amend any outstanding Option or Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted hereinabove) no such amendment will, without the approval of the stockholders of the Company: (a) increase the maximum number of Shares available under the Plan; (b) reduce the Option price of outstanding Options or reduce the price at which Options may be granted; (c) extend the time within which Options may be granted, however, this period shall not exceed the term provided in Section 5(c) hereof; (d) amend the provisions of this Section 10 of the Plan; (e) adversely affect the rights of any Participant (without his consent) under any Options theretofore granted; (f) cause any award under the

Plan to cease to qualify for any applicable exceptions to Section 162(m) of the

Code, or (g) be effective if stockholder approval is required by applicable statute, rule or regulation.

         11. Miscellaneous Provisions.

                  (a) Rule 16b-3. With respect to Participants subject to

Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

                  (b) Underscored References. The underscored references

contained in the Plan and in any Option agreement are included only for convenience, and they shall not be construed as a part of the Plan or Option agreement or in any respect affecting or modifying its provisions.

                  (c) Number and Gender. The masculine, feminine and neuter,

wherever used in the Plan or in any Option agreement, shall refer to either the masculine, feminine or neuter and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

                  (d) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws.

                  (e) No Employment Contract. Neither the adoption of the Plan nor any benefit granted hereunder shall confer upon any Participant any right to continued employment or other service with the Company, nor shall the Plan or any benefit interfere in any way with the right of the Company to terminate any

Participant's employment or other service at any time.

                  (f) Unfunded Plan; Other Compensation and Benefit Plans.

                           (i) Neither a Participant nor any other person shall,

by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company, including, without limitation, any specific funds,

assets or other property which the Company, in its discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the

Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.

                          (ii) The amount of any compensation deemed to be

received by a

Participant pursuant to an award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined,

including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

                          (iii) The adoption of the Plan shall not affect any

other stock incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the

Company.

                  (g) Successors and Assigns. The Plan shall be binding upon the

Company, its successors and assigns, and Participants, their executors,

administrators and permitted transferees and beneficiaries.

                  (h) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                  IN WITNESS WHEREOF, this Amended and Restated Frisby

Technologies, Inc. 1998 Stock Option Plan (as amended and restated effective

June 18, 2002), is, by the authority of the Board of Directors of the Company,

executed in behalf of the Company, effective this ____ day of ____________,

2002.

                                           FRISBY TECHNOLOGIES, INC.


                                           By:
                                               ---------------------------------

                                           Name:
                                                 -------------------------------

                                           Title:
                                                  ------------------------------


ATTEST:


-----------------------------------
Secretary

[Corporate Seal]





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